EXHIBIT (a)(15)


                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                               TENDER OF SHARES OF
                                  COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF

                              GRYPHON HOLDINGS INC.
                                       TO
                              MG ACQUISITION CORP.
                          A WHOLLY OWNED SUBSIDIARY OF

                               MARKEL CORPORATION
                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") evidencing shares of common stock, par value $0.01 per share (the "Common Shares"), of Gryphon Holdings Inc., a Delaware corporation (the "Company"), including the associated Junior Participating Cumulative Preferred Stock Purchase Rights (including any successors thereto, the "Rights") issued pursuant to the Rights Agreement, dated as of June 5, 1995, as amended as of July 28, 1998, October 22, 1998 and November 25, 1998, between the Company and State Street Bank and Trust Company, as Rights Agent (as such agreement may be further amended and including any successor agreement, the "Rights Agreement"), are not immediately available, (ii) time will not permit all required documents to reach First Union National Bank, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. All references herein to the Common Shares shall include the associated Rights. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See "Procedures for Tendering Common Shares" of the Offer to Purchase.


                        THE DEPOSITARY FOR THE OFFER IS:

                            FIRST UNION NATIONAL BANK
                             FACSIMILE TRANSMISSION:
                                 (704) 590-7628
                              CONFIRM BY TELEPHONE:
                                 (704) 590-7408

  IF BY FIRST CLASS MAIL        IF BY REGISTERED MAIL, CERTIFIED   IF BY HAND ONLY
                                MAIL OR OVERNIGHT DELIVERY
  First Union National Bank     First Union National Bank          First Union National Bank
  1525 West W.T. Harris Blvd.   1525 West W.T. Harris Blvd.        5th Floor
  Reorg. Department             Reorg. Department                  40 Broad Street
  3c3-NC-1153                   3c3-NC-1153                        New York, NY 10004
  Charlotte, NC 28288-1153      Charlotte, NC 28262

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.


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

Ladies and Gentlemen:

     The undersigned hereby tenders to MG Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Markel Corporation, a Virginia corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 20, 1998 (the "Offer to Purchase"), as amended and supplemented by the Supplement to the Offer to Purchase dated December 3, 1998 (the "Supplement"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Common Shares specified below pursuant to the guaranteed delivery procedures described in "Procedures for Tendering Common Shares" of the Offer to Purchase.


Number of Common Shares (including the associated Rights):

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Name(s) of Record Holder(s):

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       (Please Type or Print)

Address(es):

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         (Include Zip Code)


Area Code and Telephone Number:

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Certificate Number(s) (if available):

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Check box if Common Shares or Rights will be tendered by book-entry transfer:

[ ] The Depository Trust Company

Signature(s):

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Account Number:

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Dated:             , 19-
      -------------

                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby (a) represents that the tender of Common Shares effected hereby complies with Rule 14e-4 of the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates evidencing the Common Shares and Rights tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Common Shares and Rights into the Depositary's accounts at The Depository Trust Company, with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in "Acceptance for Payment and Payment for Shares" of the Offer to Purchase), and any other documents required by the Letter of Transmittal, (x) in the case of Common Shares, within three Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery, or (y) in the case of Rights, within a period ending the later of (i) three Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery or (ii) three business days after the date Rights Certificates are distributed to shareholders.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Common Shares and Rights to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.


Name of Firm:

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                            (Authorized Signature)

Address:

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                              (Include Zip Code)

Area Code and Telephone Number:

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Name:

---------------------------------------
       (Please Type or Print)

Title:

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Dated:               , 19-
      ---------------

NOTE: DO NOT SEND CERTIFICATES FOR COMMON SHARES OR RIGHTS WITH THIS NOTICE. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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